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                                                                EXHIBIT 5.1



                                            October 22, 1996



         Giga Information Group, Inc.
         Ore Kendall Square
         Building 1400W
         Cambridge, MA  02139

         Ladies and Gentlemen:

              We have assisted in the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 4,600,000 shares (the "Shares") of Common Stock, $.001 par value per share of Giga Information Group, Inc., a Delaware corporation (the "Company"), including 600,000 shares subject to an over-allotment option. The Shares are to be sold to the Underwriters (as defined below) pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Lehman Brothers Inc., Openheimer & Co. Inc., and Salomon Brothers Inc, as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters").

              We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-laws of the Company, as amended, and a copy of the Certificate of Incorporation of the Company, as amended.

              We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state "Blue Sky" and securities laws.

              In our examination of the foregoing documents, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

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         Giga Information Group, Inc.
         October 22, 1996
         Page 2




              Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Underwriting Agreement against payment therefor, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

                                       Very truly yours,

                                       /s/ HALE AND DORR

                                       HALE AND DORR